                                                                     EXHIBIT 3.4


                       FOURTH AMENDMENT TO LOAN AGREEMENT

          This FOURTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is
                                                          ---------
entered into as of December 19, 2001. between ASSOCIATED HYGIENIC PRODUCTS LLC, a Delaware limited liability company ("Borrower") and FOOTHILL CAPITAL,
                                       --------
CORPORATION, in its capacity as administrative agent ("Agent") for the
                                                       -----
Lenders (as defined below),

                              W I T N E S S E T H:

          WHEREAS, Borrower, the Lenders (as defined therein) and Agent have entered into that certain Amended and Restated Loan and Security Agreement dated as of March 14, 2001, as amended by that certain First Amendment to Loan Agreement, as further amended by that certain Second Amendment to Loan Agreement and as further amended by that certain Third Amendment and
Waiver to Loan Agreement prior to the date hereof (as the same may be further modified, amended, restated or supplemented from time to time, the "Loan
                                                                    ----
Agreement"), pursuant to which the Lenders have agreed to extend credit to
---------
Borrower from time to time: and

          WHEREAS, pursuant to Section 7.20(a) of the Loan Agreement, Borrower is required to meet certain financial tests, and Borrower has informed Agent and the Lenders that Borrower (i) failed to satisfy the requirements of Section 7.20(a)(ii) for the fiscal quarter ending June 30, 2001 (the "Second Quarter
                                                              --------------
Covenant Default"), and (ii) failed to satisfy the requirements of Section
----------------
7.20(a)(i) for the six (6) month period ending September 30, 2001 and further failed to satisfy the requirements of Section 7.20(a)(ii) for the fiscal quarter ending September 30, 2001 (collectively, the "Third Quarter Covenant Defaults;
                                              -------------------------------
with the Second Quarter Covenant Default, the "Financial Covenants Defaults");
                                               ----------------------------
and

          WHEREAS, Borrower has requested that Agent and the Lenders waive the Financial Covenants Defaults and amend the Loan Agreement to chance the financial tests for the fiscal quarter ending December 31, 2001 and for each fiscal quarter during the fiscal year ending December 31, 2002, and Agent and the Lenders have agreed to the requested amendments and waiver on the terms and conditions set forth herein; and

          WHEREAS, Borrower has requested that Agent and the Lenders further amend the Loan Agreement by) restructuring the Term Loan (as such term is defined in the Loan Agreement) into three separate term loans, and Agent and the Lenders have agreed to the requested amendments on the terms and conditions set forth herein;

          NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement and further agree as follows:

     1.   Amendments to Loan Agreement.
          ----------------------------

          (a) Amendments to Section 1.1 of the Loan Agreement. Section 1.1.
              -----------------------------------------------
"Definitions," is hereby amended and modified as follows:
 -----------

          (i) The definition of "Term Loan" is hereby amended and modified by deleting such definition in its entirety and substituting the following in lieu thereof:

          ""Term Loan" means, collectively, Term Loan A, Term Loan B and Term
            ---------
          Loan C."

          (ii) The definition of "Term Loan Amount" is hereby amended and modified by deleting such definition in its entirety and substituting the following in lieu thereof:

          ""Term Loan Amount" means, collectively, the Term Loan A Amount, the
            ----------------
          Term Loan B Amount and the Term Loan C Amount."

          (iii) The definition of "Term Loan Commitment" is hereby amended and modified by deleting such definition in its entirety and substituting the following in lieu thereof:

          ""Term Loan Commitment" means, collectively, the Term Loan A
            --------------------
          Commitment, the Term Loan B Commitment and the Term Loan C
          Commitment."

          (iv) The following definitions are inserted therein in correct alphabetical order:

          ""Business Plan" has the meaning set forth in Section 7.20(a)(iii)."
            -------------                               --------------------

          ""EBITDA" means, with respect to any fiscal period, Borrower's and
            ------
          its Subsidiaries consolidated net earnings (or loss), minus extraordinary gains, plus interest expense (excluding interest received on the Amended and Restated Wang Note), income taxes, depreciation and amortization for such period, plus, during Borrower's fiscal year 2002, non-cash restructuring charges paid by Borrower in such period, as determined in accordance with GAAP."

          ""Fourth Amendment Effective Date" has the meaning set forth in that
            -------------------------------
          certain Fourth Amendment and Waiver to Loan Agreement dated as of December 19, 2001 among Borrower and Agent."

          ""Term Loan A" the meaning set forth in Section 2.2(a)(i)."
            -----------                           -----------------

          ""Term Loan B" has the meaning set forth in Section 2.2(a)(ii)."
            -----------                               ------------------

          ""Term Loan C" has the meaning set forth in Section 2.2 (a)(iii)."
            -----------                               --------------------

          ""Term Loan A Amount" has the meaning set forth in Section 2.2(a)(i)."
            ------------------                               -----------------

          ""Term Loan B Amount" has the meaning set forth in Section
            ------------------                               -------
          2.2(a)(ii)."
          ----------

          ""Term Loan C Amount" has the meaning set forth in Section
            ------------------                               -------
          2.2(a)(iii)."
          ----------

          ""Term Loan A Commitment" means, with respect to each Lender, its Term
            ----------------------
          Loan A Commitment, and, with respect to all Lenders, their Term Loan A Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on
                                                             ------------
          the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1."
                        ------------

          ""Term Loan B Commitment" means, with respect to each Lender, its Term
            ----------------------
          Loan B Commitment, and with respect to all Lenders, their Term Loan B Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on
                                                             ------------
          the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1."
                        ------------

          ""Term Loan C Commitment" means, with respect to each Lender, its Term
            ----------------------
          Loan C Commitment and, with respect to all Lenders, their Term Loan C Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on
                                                             ------------
          the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1."
                        ------------

          (b) Amendment to Section 2.2 of the Loan Agreement. Section 2.2 of
              ----------------------------------------------
the Loan Agreement, "Term Loan; Capital Expenditure Loans," is hereby amended
                     ------------------------------------
and modified by deleting Section 2.2(a) in its entirety and substituting the following in lieu thereof:

          "(a) Term Loans. On March 14, 2001, the Lenders made a term loan to Borrower in the original principal amount of Eleven Million Dollars ($11,000,000). As of the Fourth Amendment Effective Date, the principal balance of such term loan is $8,712,000, which shall be divided into three separate term loans, as set forth below:

               (i) Term Loan A. The principal balance of Term Loan A ("Term
                                                                       ----
     Loan A") is $2,780,601 (the "Term Loan A Amount"). Term Loan A shall be
     ------                       ------------------
     repaid in equal monthly installments of principal in the amount of $58,510 plus accrued interest, such installments to be payable on the first day of
     ----
     each month commencing with the first day of the first month following the Fourth Amendment Effective Date and continuing on the first day of each succeeding month until and including the earliest of (1) the payment in full of the Term Loan A, or (2) the Maturity Date, or (3) termination of this Agreement;

               (ii) Term Loan B. The principal balance of Term Loan B ("Term
                                                                        ----
     Loan B") is $2,934,365 (the "Term Loan B Amount"). Term Loan B shall be
     ------                       ------------------
     repaid in equal monthly installments of principal in the amount of $61,746 plus accrued interest, such installments to be payable on the first day of
     ----
     each month commencing with the first day of the first month following the Fourth Amendment Effective Date and continuing on the first day of each succeeding month until and including the earliest of (1) the payment in full of the Term Loan B, or (2) the Maturity Date, or (3) termination of this Agreement;

               (iii) Term Loan C. The principal balance of Term Loan C ("Term
                                                                         ----
     Loan C") is $2,997,034 (the "Term Loan C Amount"). Term Loan C shall
     ------                       ------------------
     be repaid in equal monthly installments of principal in the amount of $63,077 plus accrued interest, such installments to be payable on the
                ----
     first day of each month commencing with the first day of the first month following the Fourth Amendment Effective Date and continuing on the first day of each succeeding month until and including the earliest of (1) the payment in full of the Term Loan C, or (2) the Maturity Date, or (3) termination of this Agreement;

     The unpaid principal balance of each of Term Loan A Term Loan B, and Term Loan C shall be repaid with the proceeds of any Permitted Disposition to the extent such repayment is required by Section 7.4 hereof, with such
                                              -----------
     proceeds being applied to the installments due on the respective Term Loan in the inverse order of their maturity. The outstanding unpaid principal balance of the Term Loan, together with all accrued and unpaid interest and fees thereon, shall be due and payable on the earlier of the Maturity Date or the date of termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. The unpaid principal balance of the Term Loan may be prepaid in whole or in part without penalty or premium (except as provided in Section 3.6) at any time during the term of this
                            -----------
     Agreement upon ninety (90) days' written notice by Borrower to Agent, all such prepaid amounts to be applied pro-rata to the installments due on the Term Loan A. Term Loan B and Term Loan C, in the inverse order of their respective maturity. All amounts outstanding under the Term Loan shall constitute Obligations."

          (c) Amendment to Section 6.9 of the Loan Agreement. Section 6.9 of the
              ----------------------------------------------
Loan Agreement. "Location of Inventory and Equipment." is hereby amended and
                 -----------------------------------
modified to add the following proviso at the end of such Section:

          "and; provided further Borrower may re-locate Inventory and Equipment
                ----------------
     from a location identified on Schedule 5.5 to another location identified
                                   ------------
     on Schedule 5.5 so long as Borrower provides written notice to Agent not
        ------------
     less than 30 days prior to such relocation, and so long as, at the time of such written notification, Borrower provides any financing statements, fixture filings, Collateral Access Agreements or other documents required by Agent to perfect and continue Agent's Liens on such assets."

          (d) Amendment to Section 7.4 of the Loan Agreement. Section 7.4 of the
              ----------------------------------------------
Loan Agreement, "Disposal of Assets," is hereby amended and modified by deleting
                 ------------------
Section 7.4 in its entirety and substituting the following in lieu thereof:

          "7.4 Disposal of Assets. Convey, sell, lease, license, assign,
               ------------------
transfer, or otherwise dispose of any of Borrower's assets; provided, however,
                                                            --------  -------
that the Borrower may dispose of assets in a Permitted Disposition so long as:
(a) if the asset was acquired ,with the proceeds of a Capital Expenditure Loan, the proceeds are used to repay the applicable Capital Expenditure Loan on the date of receipt thereof by Borrower; (b) if the asset is Real Property Collateral that was included by Agent in the calculation of the Term Loan C Amount (designated "Real Estate Held for Sale" in Borrower's strategic business plan delivered to Agent), the proceeds are used (i) first, to repay the
                                                    -----
installments due on Term Loan C in the inverse order of maturity, (ii} second,
                                                                       ------
to repay the installments due on Term Loan B in the inverse order of maturity,
(iii) third, to repay the installments due on Term Loan A in the inverse order
      -----
of maturity, and (iv) fourth, any remaining proceeds are directed to the Cash
                      ------
Management Account; (c) if the asset is Equipment that was included by Agent in the calculation of the Term Loan B Amount (designated "Machinery and Equipment Held for Sale" in Borrower's strategic business plan delivered to Agent), and to the extent such proceeds from the sale of such Equipment are not used to purchase replacement Equipment of equal or greater value within five (5) Business Days after selling any such Equipment, the proceeds are used (i) first,
                                                                          -----
to repay the installments due on the Term Loan B in the inverse order of maturity. (ii) second, to repay the installments due on Term Loan A in the
               ------
inverse order of maturity, third, to repay the installments due on Term Loan C
                           -----
in the inverse order of maturity, and (iv) fourth, any remaining proceeds are
                                           ------
directed to the Cash Management Account; and (d) in all other cases, the proceeds are directed to the Cash Management Account, or immediately deposited by Borrower in the Cash Management Account.

          (e) Amendment to Section 7.20 of the Loan Agreement. Section 7.20 of
              -----------------------------------------------
the Loan Agreement, "Financial Covenants," is hereby amended and modified by
                     -------------------
deleting Section 7.20(a) and 7.20(b) in their entirety and substituting the following in lieu thereof:

               (a} Fail to maintain:

               (i) Minimum EBITDA. EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

     --------------------------------------------------------------------
     Applicable Amount                   Applicable Period
     --------------------------------------------------------------------
       ($6,923,000)      For the 3 month period ending December 31, 2001
     --------------------------------------------------------------------
         ($757,000)        For the 3 month period ending March 31, 2002
     --------------------------------------------------------------------
       $ 1,318,000         For the 6 month period ending June 30, 2002
     --------------------------------------------------------------------
       $ 3,302,000       For the 9 month period ending September 30, 2002
     --------------------------------------------------------------------
       $ 5,591,000       For the 12 month period ending December 31, 2002
     --------------------------------------------------------------------

               (ii} Tangible Net Worth. Tangible Net Worth of at least the required amount set forth in the following table as of the applicable date set forth opposite thereto:

     --------------------------------------------
     Applicable Amount      Applicable Period
     --------------------------------------------
       ($12,834,000)     as of December 31, 2001
     --------------------------------------------
       ($14,531,000)       as of March 31, 2002
     --------------------------------------------
       ($13,944,000)       as of June 30, 2002
     --------------------------------------------
       ($l3,198,000)     as of September 30, 2002
     --------------------------------------------
       ($12,058,000)     as of December 31, 2002
     --------------------------------------------

                    (iii) On December 1, 2002, and on each December 1 thereafter, Borrower agrees to deliver to Agent Borrower's business plan for its upcoming fiscal year commencing January 1 of succeeding year (the "Business Plan"), which plan shall be reasonably acceptable to Agent in all
      -------------
     respects. Based upon the Business Plan for each fiscal year, Agent shall establish the quarterly minimum EBITDA and minimum Net Worth covenants for the fiscal year in question using the same methodology as utilized for the 2001 and 2002 fiscal year financial covenants, and the new covenant levels shall be presented to Borrower for approval, which approval shall not be unreasonably withheld. In the event that Borrower does not approve the proposed covenant levels, Agent shall establish the covenant levels, in its reasonable discretion, based upon the Business Plan for the applicable fiscal year.

               (b) Capital Expenditures. Make Capital Expenditures in any fiscal year in excess of $6,975,000."

          (f) Amendment to Schedule C-1 to the Loan Agreement. Schedule C-1 of
              -----------------------------------------------
the Loan Agreement, "Commitments." is hereby amended and modified by deleting
                     -----------
Schedule C-1 in its entirety and substituting the schedule attached to this Amendment as Annex A in lieu thereof.

     2. Waiver. The Lenders and Agent hereby waive the Financial Covenants
        ------
Defaults and their rights and remedies under the Credit Agreement arising as a result of the Financial Covenants Defaults; provided, however, the
                                            --------  -------
above-referenced waiver shall not waive any other requirement or hinder, restrict or otherwise modify the rights and remedies of Agent or the Lenders following the occurrence of any other Default or Event of Default under the Loan Agreement, including, but not limited to, any future defaults by Borrower of the financial covenants contained in Section 7.20 of the Loan Agreement.

     3. No Other Amendments or Waivers. Except as otherwise expressed herein.
        ------------------------------
the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or the Lenders under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents. Except for the amendment and waiver set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect and Borrower hereby ratifies and confirms its obligations thereunder. This Amendment shall not constitute a modification of the Loan Agreement or any of the other Loan Documents or a course of dealing with Agent or the Lenders at variance with the Loan Agreement or the other Loan Documents such as to require further notice by Agent or the Lenders to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future, except as expressly set forth herein. Borrower acknowledges and expressly agrees that Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Loan Agreement and the other Loan Documents. Borrower has no knowledge of any challenge to Agent's or any Lenders' claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

     4. Conditions Precedent to Effectiveness. This Amendment shall become
        -------------------------------------
effective as of the date hereof (the "Fourth Amendment Effective Date") when,
                                      -------------------------------
and only when, Agent shall have received:

          (a) an amendment fee from Borrower in the amount of $40,000, which fee shall be fully earned and non-refundable when paid (it being understood that, by execution and delivery of this Amendment, Borrower authorizes Agent to charge Borrower's Loan Account for such fee and such amount shall thereafter accrue interest at the rate applicable to Advances under the Loan Agreement in accordance with
Section 2.6 of the Loan Agreement);

          (b) counterparts of this Amendment duly executed and delivered by Borrower and the Lenders; and

          (c) such other information, documents, instruments or approvals as Agent or Agent's counsel may reasonably require.

     5. Representations and Warranties of Borrower. Borrower represents and
        ------------------------------------------
warrants as follows:

          (a) Borrower is a limited liability company organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Amendment and all other jurisdictions in which the failure to be so qualified reasonably could be expected to constitute a Material Adverse Change;

          (b) The execution, delivery, and performance by Borrower of this Amendment and the Loan Documents to which it is a party, as amended hereby, are within Borrower's limited liability company powers, have been duly authorized by all necessary limited liability company action and do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower,
(iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's members or any approval or consent of any Person under any material contractual obligation of Borrower;

          (c) The execution, delivery, and performance by Borrower of this Amendment and the Loan Documents to which it is a party, as amended hereby, do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person;

          (d) This Amendment and each other Loan Document to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally; and

          (e) Except as expressly set forth herein, no other Default or Event of Default is existing.

     6. Counterparts. This Amendment may be executed in multiple counterparts,
        ------------
each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

     7. Reference to and Effect on the Loan Documents. Upon the effectiveness of
        ---------------------------------------------
this Amendment, on and after the date hereof each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement" "thereunder", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

     8. Costs, Expenses and Taxes. Borrower agrees to pay on demand all
        -------------------------
reasonable costs and expenses in connection with the preparation, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent with respect thereto and with respect to advising Agent as to its rights and responsibilities hereunder and thereunder.

     9. Governing Law. This Amendment shall be deemed to be made pursuant to the
        -------------
laws of the State of Georgia with respect to agreements made and to be performed wholly in the State of Georgia, and shall be construed, interpreted, performed and enforced in accordance therewith.

     10. Loan Document. This Amendment shall be deemed to be a Loan Document for
         -------------
all purposes.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF the parties hereto have executed and delivered this Amendment as of the day and year first written above.

BORROWER:                       ASSOCIATED HYGIENIC PRODUCTS LLC


                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------


AGENT
and LENDER:                     FOOTHILL CAPITAL CORPORATION,
                                as Agent and a Lender

                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                                    Annex A
                                    -------

                                  Schedule C-1
                                  ------------
                                  Commitments

--------------------------------------------------------------------------------------------
                                  Term Loan A     Term Loan B     Term Loan C
                     Revolver      Commitment      Commitment      Commitment       Total
     Lender         Commitment   (subfacility)   (subfacility)   (subfacility)    Commitment
--------------------------------------------------------------------------------------------
Foothill Capital   $35,000,000     $2,780,601      $2,934,365      $2,997,034    $35,000,000
Corporation
--------------------------------------------------------------------------------------------
All Lenders        $35,000,000     $2,780,601      $2,934,365      $2,997,034    $35,000,000
--------------------------------------------------------------------------------------------

                                       S-1